AT&S HOLDINGS, INC.

SUBSCRIPTION AGREEMENT – SUBORDINATED NOTES

INVESTOR: Please indicate your investment order below. Fill in all terms and amounts.

Enclosed is my check for the purchase of Subordinated Note(s). ($1,000 minimum per note)

I have indicated below the amount I wish to invest for each term selected:
	Term	Amount $
Please check one of the following interest payment options:	Term	Amount $
Monthly [ ] quarterly[ ] semi-annually[ ] annually[ ] at maturity[ ]	Term	Amount $
	Term	Amount $
Interest rates are established at the date of purchase and set forth in the current Prospectus and are fixed until maturity.	Total of all Note(s)	Amount $

INVESTOR: Please print all information below to complete your order.

REGISTRATION INFORMATION

Registered owner:	SSN/EIN:
Telephone number (include area code):	Date of Birth:
Street address:
Street address:
City: State:	Zip

Second joint owner (if applicable):	SSN:
Beneficiary name:	SSN:
Custodian’s name (only one allowed by law):
Minor’s name (under Uniform Gifts to Minors Act):	Minor’s SSN:
SIGNATURE VERIFICATION

Under penalties of perjury, I certify that:

1. The social security number shown on this form is correct.

2.  I have received the prospectus and read it and understand that AT&S Holdings, Inc. notes are not bank savings or deposit accounts and are not insured by the US Government or any instrumentality thereof.

3.  I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a failure to report all interest and dividends, or the IRS has notified me that I am no longer subject to backup withholding.  Only cross out subpart (3) if you are subject to backup withholding.

4. I am a bona fide resident of Missouri, Kansas or Illinois.

Signature of Registered Owner:

Joint Signature (if applicable):
PAYMENT INSTRUCTIONS:

Make your checks payable to :
AT&S HOLDINGS, INC.
3505 Manchester Trafficway
Kansas City, Missouri 64129
This application is neither an offer to sell nor an offer to buy Subordinated Notes. Such an offer can only be made by Prospectus.